Exhibit 10.5

                      PRODUCT STRATEGIC ALLIANCE AGREEMENT

      THIS PRODUCT STRATEGIC ALLIANCE AGREEMENT ("Agreement") is made this 9th day of March, 2005, by and among CustomQuest, Inc., an Ohio Corporation ("CustomQuest"), and Azonic Corp., a Nevada corporation ("Azonic").

      A. Azonic has developed An AMPS Cellular Telephone Product (hereafter defined). Azonic also holds a license in connection with the Product, and is the owner of all rights, title, and interest in the Product.

      B. CustomQuest has expertise in the areas of manufacturing, packaging, distribution and marketing.

      C. Azonic and CustomQuest desire to form a strategic alliance to collaborate in the development, manufacturing, packaging, distribution and marketing of the Product under the terms and conditions set forth in this Agreement.

      The parties agree as follows:

      Definitions.

      The following terms as used in this Agreement shall be defined as follows:

      "AFFILIATE." An "Affiliate" shall mean any Person serving as the agent, representative, subcontractor, or employee of the parties in connection with the performance of any right or obligation hereunder.

      "FCC LICENSE." FCC License shall mean license number P4F1100A issued by the Federal Communications Commission to Azonic and designated as a "licensed non-broadcast transmitter held to ear."

      "ANALOG PRODUCT." Current Product using analog technology.

      "DIGITAL   PRODUCT."  New  Product  to  be   co-developed   using  digital
technology.

      "PERSON." Person shall mean an individual and shall also include trusts, corporations, partnerships, limited liability companies, and other organizations and entities.

      "PRODUCT."   Product  shall  mean  the  AMPS  cellular  telephone  product
including  the  Cyclone  Recyclable  Cellular  Phone,   including  all  changes,
improvements, refinements and derivations thereto.

      "PRODUCT INTELLECTUAL  PROPERTY." Product Intellectual Property shall mean
(i) any patents and licenses required to manufacture, use and operate the Product; (ii) any software required to use and operate the Product.

      1. Scope of Agreement. CustomQuest shall have the exclusive right to manufacture, package, distribute, market, and sell the Analog Product including airtime minutes for the Product in North America CustomQuest shall also have the exclusive right to all potential sales generated by John Pickard.

            a. CustomQuest shall negotiate for the services of John Pickard as of March 31, 2005.

            b. CustomQuest shall also have the exclusive right to all potential sales generated by John Pickard.

            c. CustomQuest shall acquire Azonic's inventory (including finished products and parts) and tooling at Azonic's cost. CustomQuest will only purchase Azonic's inventory for the purpose of fulfilling CustomQuest's purchase orders.

            d. Azonic shall retain exclusive rights to sell its Analog Products to financial service providers. CustomQuest shall have the right to sell Azonic's analog Products to all other markets and industries.

            e. All International markets outside of North America shall be negotiated in the future on a specific market basis. Azonic maintains its right to manufacture the Analog Product for distribution outside North America.

      2. Term. This Agreement shall be effective on the date set forth above and shall continue for a period of one (1) year (the "Initial Term"). This Agreement shall thereafter automatically renew for additional successive one (1) year periods unless, at least six (6) months prior to the end of the Initial Term or any renewal term, either party gives the other party notice of non-renewal. This Agreement may also be terminated prior to end of the Initial Term or any renewal term pursuant to Section 12.

      3. Duties of Azonic. Azonic shall perform or cause to be performed through its Affiliates each of the following duties during the term of this Agreement:

            (a) Training and Specifications. Within fourteen (14) days after the execution of this Agreement, Azonic shall provide training to CustomQuest with respect to the Product and shall make the plans, specifications, operating parameters and other technological information regarding the Product ("Product Technical Information") available to CustomQuest.

            (b) Consultation. Azonic shall consult with CustomQuest concerning the manufacture of the Product, including introducing CustomQuest to existing manufacturers of the Product and providing Product Technical Information to manufacturers selected by CustomQuest and approved by Azonic to manufacture the Product.

            (c) Upgrades. Azonic shall keep CustomQuest and manufacturers approved by Azonic informed as to changes and developments regarding the Product, Product Technical Information and Product Intellectual Property (as defined below) and shall provide CustomQuest upon request with written
      materials  or  other   information  with


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

      respect thereto. CustomQuest acknowledges that Azonic may make changes and improvements to the Product, Product Technological Information and Product Intellectual Property and that Azonic shall retain all right, title, and interest therein, without compensation to CustomQuest.

            (d) Intellectual Property Development and Maintenance. Azonic shall develop and maintain the Product Intellectual Property (as defined below) as provided in this Agreement.

            (e) Referrals. Azonic shall refer all Product sales production, parts and distribution inquiries to CustomQuest, except as follows:

                  (i) Azonic shall have the right to purchase units of the
            Product from CustomQuest for sale per the terms set forth in Exhibit A, payable at net 30 upon demonstration of commercial credit worthiness of the order.

            (f) Cooperation. Azonic and CustomQuest shall communicate with each other regarding sales leads and contacts to prevent duplication of efforts.

            (g) Compliance. Azonic shall maintain the FCC License, insure the compliance of the Product Technical Information with the FCC License and shall otherwise comply with all applicable laws, licenses and contracts with third parties related to its performance under this Agreement.

      4. Duties of CustomQuest. CustomQuest shall perform or cause to be performed through its Affiliates each of the following duties during the term of this Agreement:

            (a) Manufacturing, Packaging and Distribution. CustomQuest shall arrange, contract for and direct the manufacture, packaging and distribution of all Product units sold pursuant to this Agreement. In anticipation of substantial orders of the Product, CustomQuest shall engage multiple manufacturers or create sufficient internal manufacturing capabilities in order to fulfill orders for Product. Azonic shall have the right to approve the manufacturer(s) of the Product selected by CustomQuest. Such approval shall not be unreasonably withheld. CustomQuest agrees to pay all travel related expenses for a representative of Azonic to accompany CustomQuest on its facility inspection at the time the manufacturer has been selected, and again to inspect the first order prior to shipment. Azonic shall have the right to demand an accounting and proof of payment to insure that the selected and approved manufacturer(s) has been properly compensated by CustomQuest or otherwise.

            (b)  Upgrades.   CustomQuest   shall  implement   Product,   Product
      Technological Information and Product Intellectual Property developments as soon as commercially reasonable when and as they are made by Azonic.

            (c) Marketing and Promotion. CustomQuest shall arrange, contract for and direct the marketing, advertising, sales and promotion of the Product in the CustomQuest Market pursuant to this Agreement.


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

            (d) Tech Support. CustomQuest shall arrange, contract for and direct any technical support for end-users of the Product to the extent required under the terms of any order for the Product or otherwise in accordance with the minimum requirements established by CustomQuest and approved by Azonic. CustomQuest shall use its best efforts to respond to sales inquiries within twenty-four (24) hours and work with the sales team of Azonic and the potential customers with which they have worked.

            (e) Use of Marks. CustomQuest shall ensure that all advertising and promotional materials, signs, decorations and other items bearing the Azonic Marks are done using the form, color, location, and manner prescribed by Azonic and in accordance with this Agreement. Azonic will require pre-approval, in writing, all uses of its Mark, and any and all Advertising, Promotional Materials, and marketing materials that include or reference the Product.

            (f) Compliance. CustomQuest shall comply with all applicable laws and contracts with third parties related to its performance under this Agreement.

      5. Product Intellectual Property.

            (a) Azonic grants CustomQuest a non-exclusive, non-transferable license to use the Analog Product Intellectual Property in connection with this Agreement.

            (b) Azonic represents that it has the right, title and interest to the Product Intellectual Property, and may license others to use the Product Intellectual Property.

            (c) Azonic shall maintain the Product Intellectual Property rights and shall file all necessary patent applications, registrations and other documents and shall take all other commercially reasonable actions necessary to preserve and protect the Product Intellectual Property and permit its use in the manner contemplated by this Agreement.

            (d) CustomQuest shall only use the Azonic Marks in connection with this Agreement and only in the manner authorized and permitted by Azonic. CustomQuest shall execute any documents reasonably requested by Azonic to ensure protection for the Azonic Marks or to maintain their continued validity and enforceability. CustomQuest acknowledges that Azonic is the owner of all right, title, and interest in and to the Azonic Marks and the goodwill associated with and symbolized by them and that any use of the Azonic Marks by CustomQuest does not give CustomQuest any ownership, title or interest in or to the Azonic Marks.

            (e) Azonic reserves the right to substitute different proprietary marks for use as the Azonic Marks at Azonic's sole discretion. Azonic shall bear the costs of modifying CustomQuest's signs and advertising materials, if required by Azonic, to conform to Azonic's new Marks, but shall otherwise have no obligation or liability to CustomQuest as a result of such substitution.


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

            (f) In the event Azonic sells or otherwise transfers the Product or the Product Intellectual Property, such transfer shall not occur until and unless Azonic assures that the purchaser or transferee shall be bound by the terms of this Agreement.

            (g) Payments to Azonic. CustomQuest shall pay Azonic a royalty fee with respect to sales of the Analog Product of $1.00 US Funds per phone sold (calculated and paid in accordance with this Section the "Royalty Fee"). Payment of the Royalty Fee will be no later than the 25th of the following month in which such Royalty Fee is earned.

            (h) CustomQuest shall pay Azonic a royalty fee of $.01 to $.03 per minute of airtime on Analog Products sold by CustomQuest. Airtime royalty fee will also be paid no later than the 25th of the following month in which such fee is earned. The royalty value will be determined when a separate deal with CanQuest has been completed.

            (i) Option. CustomQuest shall have the option to acquire up to 1,000,000 shares of Azonic common stock at a price of $0.10 per share on or before March 15, 2005

      6. Digital Products. Azonic and CustomQuest agree to jointly develop Digital Technology Products with development costs equally shared by both parties. A separate reciprocal Royalty Agreement between Azonic and CustomQuest shall be drawn up along similar lines to the royalties agreed to in this Analog Agreement

      7. Reports and Records.

            (a) General. CustomQuest shall maintain all financial records in accordance with generally accepted accounting principles, consistently applied ("GAAP"). CustomQuest shall prepare on a current basis, and preserve for not less than three years, complete and accurate records concerning Gross Sales and Net Sales and all financial, operating, marketing and other aspects of the business conducted under this Agreement. CustomQuest shall maintain an accounting system that fully and accurately reflects all aspects of such business.

            (b) Audit Rights. Azonic or its authorized agents may inspect and/or audit, during business hours and upon not less than (thirty) 30 days' notice, any or all of the records CustomQuest is required to maintain pursuant to the terms of this Agreement. In the event the inspection or audit discloses that the Royalty Fee has been understated for such audited period, CustomQuest shall immediately pay to Azonic the amount by which the payments due Azonic have been understated. Further, if the amount by which such payments have been understated exceeds two percent (2%) of the full amount due for the period (such period not to exceed one year), or if the audit is required because CustomQuest has not strictly complied with the provisions of this Section, CustomQuest shall pay Azonic, in addition to all amounts due, the reasonable cost of the audit and inspection. Azonic may require that the documents which CustomQuest is required to prepare and deliver to Azonic be examined and reported on (in a form satisfactory to Azonic) by an independent Certified Public Accountant approved by Azonic.


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

      8. Insurance.

            (a) Insurance Coverage. Each party shall maintain, at its own expense, insurance with a reputable carrier of amounts and type that are commercially reasonable for businesses of the type of the party, including the following:

                  (i)  Property  and  casualty  insurance,   including  business
            interruption coverage.

                  (ii) Comprehensive general liability and automobile insurance, with limits of not less than $1,000,000 combined for bodily injury or death and property damage with umbrella liability coverage of $2,000,000 naming the other party, its affiliates and their respective officers, directors and employees as additional insureds.

                  (iii) Workers Compensation or similar insurance in amounts required by law.

                  (iv) Product liability insurance, with limits of not less than
            $1,000,000 combined for bodily injury or death and property damage with umbrella liability coverage of $2,000,000 naming the other party, its affiliates and their respective officers, directors and employees as additional insureds.

            (b) Insurance Certificates. Contemporaneously with the execution of this Agreement, annually during the term of this Agreement and at any time when any change in the coverage required hereby is made by any party, as to those insurance policies where the other party is an additional insured, each party shall furnish the other with certificates from its carriers naming the other party, its officers, directors and employees as additional insureds and evidencing that the insurance required hereby is in full force and effect. Such certificate shall also provide that no policy required hereunder may be canceled or otherwise terminated by the carrier except upon thirty (30) days' prior written notice to other party.

            (c) Failure to Maintain: Right of Inquiry. If any party does not obtain and maintain the insurance required by this Section, the other party may procure such insurance on the party's behalf, and the party failing to obtain and maintain its own insurance shall, on demand, pay all cost or expense associated therewith. Each party or its insurer shall have the complete right to discuss with the other party's carrier or any claimant any and all claims pertaining to the policies under which the party is an additional insured.

      9. Representations and Warranties. Each party represents and warrants to the other as follows:

            (a) Organization and Authority. It is a duly formed legal entity that is validly existing and in good standing under the laws of its jurisdiction of organization and has the entity power and authority to enter into this Agreement and perform its obligations


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

      hereunder. Its execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary entity action. Its execution of this Agreement and the performance of its obligations hereunder do not conflict with or cause a default under its organizational documents or any agreement or court order to which it is a party or by which it or any of its assets may be bound. This Agreement is a binding legal obligation, enforceable against the party in accordance with its terms except as may be limited by principles of equity or applicable law.

            (b) Governing Documents. It has delivered correct and complete copies of its organizational documents and any amendments thereto to the other party. It has taken such measures as are necessary to implement the provisions of this Agreement.

      10. Confidentiality. During the term of this Agreement and for five (5) years thereafter, neither party shall communicate, divulge or use for its own benefit or for the benefit of any other Person any confidential information, trade secrets, techniques, financial information and know-how ("Confidential Information") of the other party (the "Disclosing Party") that is received by the party (the "Receiving Party") in connection with this Agreement, subject to the following:

            (a)  The  Receiving   Party  may  divulge  the  Disclosing   Party's
      Confidential  Information  only to the  extent  that  such  disclosure  is required by the Receiving Party's employees, agents, professionals and representatives (collectively, "Representatives") to perform its obligations under this Agreement. The Receiving Party shall require its Representatives to execute a Confidentiality Agreement in a form agreed upon by the parties prior to the disclosure of any Confidential Information.

            (b) The foregoing restrictions shall not apply to information that is in the public domain through no breach of Receiving Party of its confidentiality obligations, or is known to the Receiving Party independent of communications from the Disclosing Party.

            (c) The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent required to do so by law, so long as the Receiving Party notifies the Disclosing Party as soon as reasonably practicable after receiving any subpoena or similar demand seeking disclosure of the Confidential Information and cooperates in any efforts that the Disclosing Party makes, at the Disclosing Party's cost, to obtain a protective order or other relief with respect to disclosure of the Confidential Information.

Any failure to comply with this Section would result in irreparable injury to Disclosing Party for which no adequate remedy at law may be available.
Therefore, the Disclosing Party shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity, to obtain specific performance of or an injunction against the violation of the requirements of this Section, without the necessity of showing actual or threatened damage and without being required to furnish a bond or other security.

      11. Assignments. The rights and duties set forth in this Agreement are personal to the parties and have been entered into in reliance upon the business skill, financial capacity and


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

technological skills of the parties. Accordingly, except as provided in this Agreement, no party may sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest of this Agreement without the prior written consent of the other party.

      12. Termination.

            (a) A party may terminate this Agreement upon the occurrence of a "Material Breach" of the other party. A party shall be in Material Breach of this Agreement if:

                  (i) The party defaults in the  performance of any provision of this Agreement and fails to cure such default within thirty (30) days after receipt of written notice thereof;

                  (ii) The party terminates this Agreement without cause;

                  (iii) The party  defaults  (as set forth  above) more than two
            (2) times in any twelve (12) month period, regardless of whether there has been a cure;

The party discloses Confidential Information contrary to the limitations set forth in Section 13 of this Agreement;

            (b) Effect of Termination. Upon termination:

                  (i) CustomQuest agrees to pay to Azonic or its Affiliates within ten (10) days after the effective date of termination such Royalty Fees that are then unpaid, and cease to manufacture, market, sell and distribute as defined in the Agreement.

                  (ii) Each party will cease using any Confidential Information of the other and will, upon demand, promptly return all of such Confidential Information to the other party.

                  (iii) All obligations of Azonic and CustomQuest that expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

      13. Notices. All notices, elections, offers, acceptances, consents and other communications permitted or required to be made under this Agreement shall be in writing and shall be hand delivered or sent by express courier service, cost prepaid, or by facsimile to the following addresses:


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      (a)      If to Azonic:             13980 Jane Street
                                         King City, Ontario L7B 1A3
                                         Attention: John G. Simmonds, CEO
                                         Fax:  (905) 833-6942
                                         Telephone:  (905) 833-3838 x223

               with a copy to:           Wuersch & Gering LLP
                                         Attention:  Travis Gering
                                         Fax:  212-509-9559
                                         Telephone:  212-509-5050

      (b)      If to CustomQuest:
                                         5389 East Provident Drive
                                         Cincinnati, Ohio 45246
                                         Attention: Richard Kantor
                                         Fax: (513) 346-2250
                                         Tel: (513) 346-2253

or to such other Person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party. Any notice delivered by a facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable thereafter.
The effective date of any notice shall be (i) the date of the addressee's receipt, if delivered by hand or express courier on a business day or, if not, the date of the first business day after receipt; or (ii) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile.

      14. Relationship of the Parties. This Agreement does not create a fiduciary relationship between the parties. The parties are independent contractors, and nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, employer, joint employer, enterprise or servant of the other for any purpose whatsoever. Neither party has the authority to make any contract, agreement, warranty, or representation on the other's behalf, or to incur any debt or other obligation in the other's name. No party shall be deemed liable by reason of any act or omission of the other party in the conduct of the other party's business pursuant to this Agreement, or for any claim or judgment arising therefrom.

      15. Affiliates. Each party may perform its obligations through one or more Affiliates. Each party shall cause its Affiliates to comply with the terms of this Agreement. An Affiliate of a party shall be considered that parties' agent for purposes of enforcing any provision of this Agreement.


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

      16. Indemnification.

            (a) Matters Indemnified. Each party (as the context may require the "indemnifying party") agrees that it shall indemnify and hold harmless the other and the other's managers, members, directors, officers, employees and agents (each an "indemnified party") from and against any and all damages, losses, expenses, costs, obligations and liabilities (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of or in connection with:

                  (i) any claim by any third party relating to the  indemnifying party's acts or failure to act in connection with any duty of the indemnifying party under this Agreement.

            (b) Insurance. If any event occurs that would otherwise entitle an indemnified party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

            (c) Notice of Loss and Expense. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing describing such Loss and Expense with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. Without limiting the scope or application of the other paragraphs of this Section, the indemnifying party shall have the right to eliminate or mitigate its indemnification obligation by effecting a cure of any breach of this Agreement (if susceptible of cure) within thirty
      (30) days after any such notice, provided, that the proposed cure is reasonably acceptable to the indemnified party.

            (d) Third Party Claims. If any legal action is instituted, or threatened in writing, by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Section, such indemnified party shall promptly notify the indemnifying party of such legal action or written threat, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Section, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such legal action or materially adversely affects the indemnifying party's rights to eliminate or mitigate under paragraphs(c) and (e) of this Section.

                  (i) The indemnifying party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, any third-party legal action or other claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense. However, if the indemnifying party fails to timely defend any such legal action or other claim, then the indemnified party may defend, through counsel of its own choosing, such legal action or other claim, and settle such legal action or other claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense.


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

            (ii) The indemnifying party shall not compromise or settle any such legal action or other claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, delayed, conditioned or denied if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such legal action or other claim (the "Settlement Proposal") (A) include a full release of the indemnified party from the legal action or other claim that is the subject of the Settlement Proposal, and (B) do not include any term or condition that would restrict in any material manner the operation of the indemnified party's business.

      17. Miscellaneous.

            (a) No Waiver. Neither failure of any party to exercise any power reserved to it by this Agreement or to insist upon strict compliance with any obligation or condition hereunder, nor custom or practice of the parties at variance with the terms hereof, shall constitute a waiver or estoppel of the party's right to demand exact compliance with any of the terms herein. Waiver of any particular default shall not affect or impair any party's rights with respect to any subsequent default of the same, similar or different nature.

            (b) Severability. If for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of or have any other effect upon such other portions, sections, parts, terms and provisions of this Agreement as may remain intelligible, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms or provisions shall be deemed not to be a part of this Agreement.

            (c) References. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable. "Including" and "includes" are used as words of illustration and not of limitation.

      18. Entire Agreement. This Agreement, the documents referred to herein, and the Exhibits hereto constitute the entire, full and complete agreement between the parties concerning the subject matter hereof and shall supersede all prior agreements. No amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed in writing. This Agreement may be executed in several parts, and each copy so executed shall be deemed an original. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BETWEEN THE PARTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

      19. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to its conflict of law provisions. The parties agree that any legal or equitable claims, debts, or obligations arising from any term of this

Agreement shall be brought in the Sixth Judicial Circuit in and for Hamilton County, Ohio, and in no other court. The parties further agree that the Sixth Judicial Circuit Court shall have personal jurisdiction over the parties, and that venue shall be appropriate in such Court.

      20. Time is of the Essence. The parties recognize that time is of the essence for the execution of this Agreement. Unless this Agreement is executed by both parties no later than __________Daylight Time on________, then this Agreement shall be void and of no force and effectIN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                     CUSTOMQUEST, Inc.


                                     By: /s/Richard Kantor, Pres.
                                        ---------------------------------
                                         Richard Kantor, President


                                     AZONIC CORP.


                                     By: /s/John G. Simmonds
                                        ---------------------------------
                                         John G. Simmonds, President


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

                                    EXHIBIT A

                   PRODUCT PRICING POLICIES FOR AZONIC MARKET

1. Product Cost. Azonic will be allowed to purchase Product from CustomQuest for direct sale to its approved customer accounts sold under terms of this Agreement. Price paid by Azonic will be the lower of 1) the maximum wholesale price listed in this Exhibit, or 2) the lowest wholesale selling price "most favorable price" for Product (listed below) sold by CustomQuest to its other customers, subject to verification through audit under terms set forth in this Agreement. The price paid by Azonic for each unit of Product includes all standard components, three (3) Duracell CopperTop batteries and a User Guide, packaged in standard retail packaging mutually agreed upon by the parties. Selling price also includes the cost to ship to Azonic' main distribution facilities. The maximum handset wholesale selling price set forth in this Agreement is:

         Handsets:

         911+ Emergency Cell Phone  (AMPS-Rev1)      TBD
         Cyclone Recyclable Cell Phone (AMPS-Rev1)   TBD

         Cyclone Refresh Cards:

         TBD

2. Purchase Quantities and Requirements. Orders for handsets shall be in quantities as set forth in standard retail Master Packs. Master Packs currently consist of six (6) handsets. The number of handsets in a Master Pack may be changed by agreement of the parties. There will be no maximum quantity constraints, or other limitation to the quantity of Product that may be purchased by Azonic from CustomQuest at the price set forth in this Exhibit.

NOTE: This Agreement covers selling price on the current Rev 1 design. Once the Rev 2 design is completed, CustomQuest and Azonic will agree on selling price for the Rev 2 design handset models at that time. Price listed is exclusive of handset royalty payments due under terms of the Agreement.


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